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                                                                   EXHIBIT 10.22

                            NONDISCLOSURE AGREEMENT
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Accent Color Sciences, Inc. ("ACS") and___________________ (the "Employee")
hereby agree on behalf of themselves, and their heirs, successors and assigns that the following provisions shall apply to the Employee's employment by ACS.

(1) As part of the consideration provided by the Employee in return for his/her employment by ACS and compensation therefor the Employee agrees:

     (a) Except as may be reasonably required in the course of his/her employment by ACS, never to reveal to any person unless authorized in writing to do so by ACS, any information concerning secret or confidential information of ACS including but not limited to such information about products, processes, inventions, experimental developments, formula, calculations, manufacturing and testing methods, customer or supplier identification, and product cost or profit information:

     (b) To disclose promptly and fully to ACS all inventions, including all ideas, developments, discoveries, and improvements, whether patentable or not, which shall have been made or conceived by the Employee, whether by himself/herself or with others, within the period of his/her employment and six months thereafter, which relate to or arise out of any work being performed by him or others for or on behalf of ACS; to assign said inventions, ideas, developments, discoveries, and improvements and all patent applications thereon to ACS at any time on demand; and to review, execute, and deliver at any time on demand any and all papers which ACS may consider necessary to secure all rights to said inventions, ideas, developments, discoveries and improvements and patent applications and patents therefor and to enforce the same, in the United States and in all other countries of the world.

(2) Employee recognizes that all records and copies of records relating to ACS' operations, investigations or business, proposals or bids for business, market or product surveys, or analysis, made or received by him/her during his/her period of employment with ACS are and shall be the exclusive property of ACS, and the Employee will keep the same at all times in ACS' custody and subject to its control, and will surrender the same at the termination of his/her employment if not before.

(3) Employee agrees that for a period of two years after termination of his/her employment with ACS, he/she will notify ACS in writing of (a) any change in his/her address, and (b) each subsequent employment, including name and address of the employer and the nature of his/her employment, or any other business activity engaged in by him.

(4) For a period of two years after termination of his/her employment with ACS, Employee agrees that he/she will not seek to or assist others to persuade any employee of ACS engaged in work similar or related to Employee's work for ACS to discontinue employment with ACS or become employed or engaged in any business similar to or competitive with the business of ACS.
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(5) Employee agrees to conform to the rules and regulations of ACS and his/her employment and compensation can be terminated, with or without cause, and with or without notice, at any time, at the option of either ACS or the Employee. Employee understands that no representative of ACS, other than any officer of ACS, has any authority to enter into any agreement for employment for any specified period of time, or to make any agreement contrary to the foregoing.

(6) Employee represents that he/she is free to enter into this Agreement and accept employment with ACS without violating any obligations to any other person or company. Employee agrees to make the terms of this Agreement known to any subsequent employer for five years following termination of employment with ACS.

ACCENT COLOR SCIENCES, INC.


By:____________________________________          Date:________________________


Employee:______________________________          Date:________________________


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